UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2008

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.            Regulation FD Disclosure.

As previously announced, Red Robin Gourmet Burgers, Inc. will present to investors on June 11, 2008 at the 28th Annual Piper Jaffray Consumer Conference taking place at the St. Regis Hotel in New York City.  In connection with that presentation, the company announced that it has substantially completed its previously announced plan to repurchase up to $50 million of its common stock, and that it expects to provide further details upon completion of the repurchase.

Forward-Looking Statements

Certain information and statements contained in this report are forward-looking statements.  These forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts.  All forward-looking statements included in this report are based on information available to the company on the date hereof.  Such statements speak only as of the date hereof and the company undertakes no obligation to update any such statement to reflect events or circumstances arising after the date hereof.  These statements are based on assumptions believed by the company to be reasonable, and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the statements.  These risks and uncertainties include, but are not limited to, the following: changes in availability of capital; general changes in market and economic conditions, and other risk factors described from time to time in the company’s periodic filings with the SEC.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2008

RED ROBIN GOURMET BURGERS, INC.

	By:	/s/ Annita M. Menogan
Name: Annita M. Menogan
Title: Chief Legal Officer